Exhibit 10.3.2

MODIFYING CONTRACT No. 2 TO THE RENTAL CONTRACT NUMBER BO AR 0011 04

MODIFYING CONTRACT No. 2 TO THE RENTAL CONTRACT NO. BO AR 0011-04

Among the subscribers, JUAN ALBERTO PULIDO ARANGO, of legal age, domiciled in Bogotá, D.C., with citizenship identity card No. 70.876.189 issued in La Estrella, acting as legal Representative of OPAIN S.A., a corporation constituted by public deed number 2335 of September 1st, 2006 subscribed at the Notary 25 of the Bogotá Circle, with Tributary Identification number NIT 900105860-4 and with commercial register No. 01633083, duly authorized by the Directive Board as recorded in Act No. 43 of October 21, 2008, whom from now on and for all the purposes of the present document will be known as OPAIN S.A. and/or the LANDLORD and ELISA MURGAS DE MORENO, of legal age, identified with citizenship identity card No. 41.614.534 issued in the city of Bogotá D.C., who acts as legal representative of AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, as stated in the Certificate of the Chamber of Commerce of Bogotá, commercial company, constituted by public deed number 2374 as of December 5th, 1919, issued at the Notary Second of the circle of Barranquilla with Tributary Identification number NIT No. 890-100.577-6, whom, from now on and for all the purposes of the present document will be called the AVIANCA and/or the LESSEE, have agreed to enter into the present contract amending rental Contract No. BO AR 0011 04, which will be ruled by the legal dispositions applicable to the matter, and especially by the clauses which are detailed below, based on the following,

CONSIDERATIONS:

FIRST: that on the 30th of July, 2004 the rental Contract No. BO AR 0011 – 04 was subscribed between SAD (Special Administrative Unit) of the Civil Aeronautics (from now on AEROCIVIL) and AVIANCA regarding the areas identified as Air Lift Terminal (from now on The Contract).

SECOND: That on the 12th of December, 2005 the amending Contract No. 1 to said contract No. BO AR 0011 – 04 between AEROCIVIL and AVIANCA was subscribed.

THIRD: That on the 30th of August, 2005, AEROCIVIL and AVIANCA subscribed a document transferring the rights and obligations derived from the rental contracts numbers BO AR 0076-05 as of December 20, 2005 and BO AR 0059 – 04 as of January 31, 2005 corresponding to the rental of advertising areas and television spaces in the common areas of the Air Lift Terminal of the EL DORADO International Airport.

FOURTH: That on the 12th of September, 2006 the AEROCIVIL and OPAIN S.A. subscribed a Concession Contract for the Administration, Operation, Commercial Exploitation, Maintenance and Modernization and Expansion of the El Dorado International Airport of the city of Bogotá, D.C.

FIFTH: That complying with what was established in clause 20 of the referred Concession Contract, as of January 20th, 200, AEROCIVIL transferred to OPAIN S.A. its contract position as LANDLORD in the rental contract number BO AR 0011 – 04 subscribed with AVIANCA company and assumed the totality of the rights and obligations of the transferred contract, being empowered to subscribe all acts needed to extend and /or modify the said contract.

SIXTH: That the area called Air Lift, object of the present rental contract, is part of the area in concession delivered by AEROCIVIL top OPAIN S.A., in virtue of the referred concession contract.

SEVENTH: that on the 29th of September, 2008, via communication OP-JUR-08-0149, OPAIN notified AVIANCA of its decision to terminate Rental Contract BO AR 0011 – 04.

EIGHTH: That given the present operational limitations of the El Dorado Airport, the Company AVIANCA has stated its interest to continue using the rented area, as a consequence of the present impossibility by OPAIN and AEROCIVIL to allow AVIANCA to concentrate the integrated operations of the AVIANCA and S.A.M companies in the International terminal of El Dorado and the PARTIES have deemed it viable and appropriate to accept such a request from AVIANCA.

NINTH: That, after the different alternatives for the extension of the contract were evaluated, and having in mind the actual conditions of the business Unit of the property called Air Lift and what is contemplated in the Concession Contract mentioned before, the parties have agreed to modify the contract in the conditions set in this amending contract.

CLAUSES

FIRST: Clause number Two of The Contract is modified to exclude from the rented area an approximate amount of forty two thousand five hundred sixty seven point ten (42,567.10) square meters from the platform, with eleven (11) aircraft parking positions which, according to Appendix No. 1 “General Identification of amending Contract No. 2 to rental contract No. BO AR 0011 – 04 Map” is highlighted in the color green, will be delivered to OPAIN on the 1st of April, 2009. Thus the Second Clause of The Contract will become as follows:

CLAUSE SECOND: AREA. With effects as of April 1, 2009, the total rented area of the property and defined as a business unit will have an approximate space of ninety five thousand four hundred sixty eight point zero five (95,468.05) square meters. Notwithstanding the stated area, the property will be delivered as a definite body.

PARAGRAPH ONE: The platform areas which at the date of this amending contract are part of the rented area and which are used by the LESSEE as aircraft parking areas of the Passenger Air Lift Terminal will be returned to OPAIN on the 1st of April, 2009 in standard functioning use, except for the normal deterioration due to their use, and thus, will be excluded from the rental contract from the returning date, but will continue being for AVIANCA and its subsidiary S.A.M.s exclusive use. In Appendix No. 1, the excluded area is identified in the color green.

PARAGRAPH TWO: THE LESSEE will continue with the operation, administration and exploitation of the rented areas, as a business unit, as established in The Contract, except what is related to the platform areas which will now be administrated by the LANDLORD from April 1st, 2009 on and will be used exclusively by the LESEE and its subsidiary SAM according to what is prescribed in the first paragraph of this clause.

“SECOND. The Fourth Clause of The Contract is modified for:

a) Extending the term of The Contract for the rental of the maintenance area by one (1) year and one month, as of April 1st, 2009 and until April 30th, 2010 and, in any case, until the moment in which the LANDLORD may provide the required area, furnished as is established in the Concession Contract, for the LESSEE to translate its maintenance operation, included that of its subsidiary, SAM, to another similar area. Prior to that moment, the Parties will subscribe a new contract in which they will agree on the terms and economic conditions of the negotiation. In Appendix 2, “Maintenance Area Identification Map”, the Maintenance area which has to be returned at the end of the term stated in this sub section a) is identified by the color purple.

b) Extending the term of the rental contract of the other areas of the Air Lift by three (3) years and six (6) more months, from April 1st, 2009 and until September 30th, 2012, unless the parties agree in writing, before its expiration date, to extend such date, until the moment in which the LESSEE moves its integrated operation, included that of its subsidiary SAM to the El Dorado Airport terminal.

In Consequence, Fourth Clause of The Contract will be as follows:

“CLAUSE FOUR.- CONTRACT TERM: From April 1st, 2009, the Parties agree to extend the Contract Term in the following manner:

a) With respect to the maintenance area, by one (1) year and one more month, from April 1st, 2009 and until April 30th, 2010 and, in any case, until the moment in which the LANDLORD may provide the required area, furnished as is established in the Concession Contract, for the LESSEE to transfer its maintenance operation, included that of its subsidiary, SAM, to another similar area. Prior to that moment, the Parties will subscribe a new contract in which they will agree the terms and economic conditions of the negotiation. In Appendix 2 “Maintenance Area Identification Map” the Maintenance area which has to be returned at the end of the term stated in this sub section a) is identified by the color purple.

b) With respect to the other rented areas of the Air Lift identified in Appendix No. 3 “Identification of the other Areas of the Air Lift Terminal Map” with orange and pink colors by Three (3) years and six (6) more months, that is, until the 30th of September, 2012, unless the parties agree in writing, before its expiration date, to extend such date, until the moment in which the LESSEE moves its integrated operation, included that of its subsidiary SAM to the El Dorado Airport terminal.

PARAGRAPH: THE LANDLORD will notify the LESSEE, seven (7) months in advance, the definite date in which the latter must return the maintenance area referred to in sub section a) of this clause. Prior to the expiration of the term for the restitution of the Maintenance Area, the parties will subscribe a new contract by which OPAIN S.A. will deliver to AVIANCA the new zone in which the latter may install its Maintenance operation and the price and conditions of such negotiation will be agreed upon.

THIRD: Clause Six of the main contract is modified and will be as follows:

CLAUSE SIX: RESTITUTION. The LESSEE must restitute the areas of the Air Lift Terminal which is the object of the rental contract in good maintenance and conservation conditions, except for the natural deterioration caused by the normal use of the same. As for the improvements, the LANDLORD undertakes to buy from the LESSEE the removable improvements included the furnishings in the conditions they agree in the improvement buy- sale contract which the parties will subscribe in a separate document.

THE LESSEE undertakes to return to the LANDLORD the areas of the Air Lift Terminal at the termination of the rental contract hereby or of the extension if there is one, the area object of the contract with its removable and non-removable improvements, in a good state of conservation except for the natural deterioration due to their use and without prejudice of the locative reparations which, by nature, correspond to the LESSEE and of other needed reparations which correspond to the LANDLORD.

FOURTH: Clause Seven of The Contract is modified as follows:

“CLAUSE SEVEN: VALUE OF THE CONTRACT AND PAYMENT METHOD. The LESSEE will pay to the LANDLORD, from the 1st of April, 2009 the amount of SIX HUNDRED FIFTY MILLION PESOS Legal tender ($650.000.000) as monthly rental fee plus the corresponding value added tax VAT. The LESSEE must pay said amount at the latest within the five (5) days following the issuance of the corresponding invoice by the Fiduciary BBVA Trust. This amount will be paid for in advance by contractual month.

PARAGRAPH ONE: Annual increase. The monthly value of the contract will be increased by annual periods from January 1st, 2010 on, in the equivalent of the National Consumer Price Index established for the immediately previous year, plus one percent point (CPI + 1%).

PARAGRAPH TWO: Payment of Rights and Fees from the LESSEE to the LANDLORD. THE LESSEE will pay to the LANDLORD the total amount of rights and fees established by AEROCIVIL in the applicable Resolutions. The amount paid for such matters is not part of the value of the rental contract.

PARAGRAPH THREE: Reduction of the rented area. From the moment in which the LESSEE returns to the LANDLORD the rented maintenance areas as prescribed in the present Amending Contract, THE PARTIES agree that the fee established in the present clause will be reduced in proportion to the area returned, in an equivalent of four thousand pesos per square meter ($4,000 m²) plus VAT, updated at their present value on the date of return, with the National CPI certified for the immediately previous year.

FIFTH: CLAUSE THIRTEEN “LOCATIVE REPAIRS AND IMPROVEMENTS” as well as PARAGRAPH ONE of the same clause, are modified as follows:

CLAUSE THIRTEENTH: LOCATIVE REPAIRS AND IMPROVEMENTS. DEFINITION. According to article 1998 of the Civil Code, LOCATIVE REPARATIONS are those which, according to what is customary, are on the account of the LESSEE and in general that kind of deterioration which is appropriate for normal use, which will be on account of the LESSEE who may execute them during the term of the contract without needing previous authorization from the LANDLORD.

IMPROVEMENTS are all classes of constructions and, in general, any civil work, architectural, electric, hydraulic, telephone, etc., executed by the LESSEE at his own account and risk, whom, with no exception, must present to the LANDLORD for his approval the project and plans of the works to be executed, signed or endorsed by dully registered professionals. The LANDLORD reserves itself the right to approve or not the request submitted and, in the event of its approval, the destination stated in clause Three of this contract will be taken into account, as well as the existing technical infrastructure and the Concession contract work schedule. In any case, the authorization given to that effect by the LANDLORD is strictly understood to be ruled according to what is stipulated in articles 1823 and 1824 of the Commerce Code and at no moment implies any pact, agreement or commitment from the LANDLORD to pay to the LESSEE the value of the constructions or works executed by the latter. Once the execution of the works is approved by the LANDLORD, the latter will designate a supervisor, whom, besides supervising the execution of the works, will present a detailed report of the executed works. The technical specifications of the works to be conducted will be detailed in the authorization given by the LANDLORD for such purposes.

PARAGRAPH ONE: the LESSEE undertakes to, in case due to the works foreseen in the concession contract, if it is required to demolish the constructions of the Annex Building contiguous to the Air Lift Terminal and of the constructions of the hangar with its warehouses, workshops and offices (which for the purposes of this contract are identified as maintenance areas), and which, since they were not built by AEROCIVIL, are not of the property of the latter but of the property of the LESSEE, the LANDLORD will perform the demolition of said constructions on his own account, placing at the disposition of the LESSEE the removable improvements and the reusable materials.

PARAGRAPH TWO: THE LANDLORD will coordinate with the LESSEE the efficient use of the platforms contiguous to the Air Lift Terminal once these areas are returned by the LESSEE according to what is foreseen in this contract”.

SIXTH: The Contract is supplemented with a new clause as follows:

CLAUSE THIRTY: Obligation of the LESSEE to perform reparation works in the maintenance area and in position 10 and the entry to position 11 of the parking (SPOT CERO) which corresponds to an approximate area of 10,631.25 m²) which are part of the area presently under the tenancy of the LESSEE.

THE LESSEE will perform, at his own account and at his charge, the maintenance works of the paving stones of the platform in the maintenance area and in position 10 and the entry to position 11 of the parking (SPOT CERO) which are identified in a Map adjoined in APPENDIX No. 4 “Map of identification of the areas of the platform subject to maintenance in charge of the LESSEE”, according to the design indicated by the LANDLORD, complying with the Horizontal/ Vertical signaling specifications according to RAC and OACI regulations and under the surveillance of the LANDLORD, following his technical guidelines.

THE LANDLORD, on his own account and at his charge, will perform the surveillance of the maintenance works referred to in the present paragraph. Once said works are received satisfactorily, the LANDLORD will be in charge of the future maintenance of the same areas, as well as all the other areas of the platform which are or will become, during the life of said (contract), areas of exclusive use by the LESSEE under this contract, undertaking in any case, to coordinate the maintenance activities in such a way that the LESSEE does not suffer damages nor the continuity of his operation and of the operation of its subsidiary SAM is not affected.”

SEVENTH: The Contract is supplemented with a new clause as follows:

CLAUSE THIRTY ONE: Removal of the Converters for the energy supply in the platform area which will be returned to the LANDLORD.

THE LANDLORD and the LESSEE agree that, as long as the LESSEE continues operating from the Air Lift Terminal he will not be obliged to remove the converters for energy supply which are installed in the platform area that he returns to the LANDLORD. If, after the LESSEE transfers his operation to the El Dorado Airport Terminal, the LANDLORD decides to use them, it will be agreed upon to pay their value to the LESSEE, which failing to do so, the LESSEE may withdraw them at the moment of the definite move of the integrated operation to the El Dorado Terminal. During the life of the contract, the LESSEE of the ALT may continue having the free usufruct and with no additional charge of this equipment”.

EIGHT: Clause FIFTEEN of the Contract “SUPERVISION” is modified as follows:

“CLAUSE FIFTEEN: SUPERVISION. The supervision, inspection and /or verification of the compliance of the obligations derived from this contract will be by OPAIN responsibility of the Directions of Operations and Commercial, and by AVIANCA responsibility of the Airports Direction.”

NINTH: Clause Ten- Warranties modified as follows:

“CLAUSE TEN: WARRANTIES. The LESSEE undertakes to deliver to the LANDLORD, during the five (5) days following the signing of the present amending contract, the extension of the Unique Complying Warranty included in the Tenth Clause of the Initial Contract, adjusting it in relation to the insured value and the term in the following conditions:

Insured Value: equivalent to 35% of the annual value of the present amending contract No. 2.

Term: The warranty must be valid during the entire Contract term, that is, until the 30th of September, 2012 and three (3) additional months, or its extensions if there are any, and may be issued by annual renewable periods.

PARAGRAPH: RESPONSIBILITY AND INDEMNITY. Except in the case of fraud or gross negligence by the LANDLORD, the LESSEE is responsible per ante the LANDLORD and before third parties for personal and material damages which directly or indirectly, through the personnel in his charge, could cause, as a consequence of the development of his activities and in general by the use and exploitation of the areas which are rented in virtue of the present contract. In such circumstances, the LANDLORD will have no responsibility in case any kind of damage or prejudice is caused. For the effect, the LESSEE expressly undertakes to assume the reparation costs or corresponding indemnity. The LESSEE will keep the LANDLORD permanently unharmed for any omission, infraction, default, non compliance either his own or his personnel´s and all damage that may be caused to third parties by acts, events or omissions of his own or by those for whom he is responsible, and will only be responsible for the losses or damages resulting from or related to his operations, acts, contracts and businesses or as a result of his acts or omissions or that of any of his employees.”

TENTH: STAMP TAX. Since the initial contract was subscribed with the Special Administrative Unit of the Civil Aeronautics which is a public entity, the stamp tax was required on 50% of its value according to what is established in article 532 of the Fiscal Statute. With the subscription of this amending contract, the stamp tax that is derived will be required on 100% of the value of the amending contract and will be paid in full by the LESSEE.

ELEVENTH: EXECUTION AND INITIATION IMPLEMENTATION. This contract will be executed by its signature between the two contracting parties and does not require additional formalities to commence its execution.

TWELFTH: SUBSISTENCE OF THE CLAUSES NOT MODIFIED. The parties agree that, in what has not been modified by this contract and as long as they are not incompatible with it, the clauses of the Initial Contract will continue in force, as well as those of the amending contract number 1, subscribed by the LESSEE with the Special Administrative Unit of the Civil Aeronautics and transferred by the latter to the LANDLORD. In case of conflict between the dispositions of one or others, the clauses of the present amending contract will prevail.

THIRTEENTH: DOCUMENTS. The Certificates of Existence and Legal Representation of the parties and the following APPENDICES are part of the present contract:

1.	Appendix No. 1. General Identification Map of the amending Contract No. 2 to the rental contract No.BO AR 0011 – 04 with demarcation of the platform area which is restituted and thus excluded, identified in the color green”.

2.	Appendix No. 2. Maintenance Area Identification Map

3.	Appendix No. 3. Identification of the other Areas of the Air Lift Terminal Map

4.	Appendix No. 4. Referential Map of identification of the areas of the platform subject to maintenance in charge of the LESSEE, according to clause thirty of the amending contract number 2 to the contract BO AR 0011 – 04.

The present amending contract number 2 is signed in two copies of identical content and date, at the fifth (5th) day of January TWO THOUSAND NINE (2009) in the city of Bogotá D.C.

BY OPAIN S.A.

/s/ JUAN ALBERTO PULIDO ARANGO

JUAN ALBERTO PULIDO ARANGO

C.C. No. 70.876.189 of La Estrella

Legal representative

BY AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

/s/ ELISA MURGAS DE MORENO

ELISA MURGAS DE MORENO

C.C. No. 41.614.534 of Bogotá D.C.

Legal Representative